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                                                                                                              EXHIBIT 11
                                    OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

                                            COMPUTATION OF EARNINGS PER SHARE
                             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                     (Amounts in thousands, except per-share amounts)

                                                                          Three Months Ended          Nine Months Ended
                                                                                September 30               September 30
                                                                      ----------------------     ----------------------
EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE                            1997         1996          1997         1996
------------------------------------------------------------------    ---------    ---------     ---------    ---------
Applicable to common shares:
  Income(loss) before extraordinary items                             $ 135,501    $ 171,146     $ 426,901    $ 469,721
  Extraordinary gain(loss), net                                              --           --            --      (29,836)
                                                                      ---------    ---------     ---------    ---------
Earnings(loss) applicable to common stock                             $ 135,501    $ 171,146     $ 426,901    $ 439,885
                                                                      =========    =========     =========    =========
Common shares outstanding at beginning of period                        331,265      323,015       329,228      318,711
Issuance of common shares, weighted average                                  68        2,081           682        3,062
Conversions, weighted average options exercised and other                 4,264            4         1,999          307
Repurchase/cancellation of common shares                                     (3)         (36)          (82)         (86)
Effect of assumed exercises
  Dilutive effect of exercise of options outstanding and other              578          285           462          358
                                                                      ---------    ---------     ---------    ---------
Weighted average common stock and common stock
  equivalents                                                           336,172      325,349       332,289      322,352
                                                                      =========    =========     =========    =========
Primary earnings per share:
  Income before extraordinary items                                   $     .40    $     .53     $    1.28    $    1.46
  Extraordinary gain(loss), net                                              --           --            --         (.09)
                                                                      ---------    ---------     ---------    ---------
    Earnings(loss) per common and common equivalent share             $     .40    $     .53     $    1.28    $    1.37
                                                                      =========    =========     =========    =========
FULLY DILUTED EARNINGS PER SHARE
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Earnings(loss) applicable to common stock                             $ 135,501    $ 171,146     $ 426,901    $ 439,885
Dividends applicable to dilutive preferred stock:
  $3.875 preferred stock(a)                                                  --       14,634            --       43,903
  $3.00 preferred stock(a)                                                6,841        8,542        23,660       25,624
                                                                      ---------    ---------     ---------    ---------
                                                                      $ 142,342    $ 194,322     $ 450,561    $ 509,412
                                                                      =========    =========     =========    =========
Common shares outstanding at beginning of period                        331,265      323,015       329,228      318,711
Issuance of common shares, weighted average                                  68        2,081           682        3,062
Conversions, weighted average options exercised and other                 4,264            4         1,999          307
Repurchase/cancellation of common shares                                     (3)         (36)          (82)         (86)
Effect of assumed conversions and exercises
  Dilutive effect of assumed conversion of preferred stock:
    $3.875 preferred stock(a)                                                --       33,186            --       33,186
    $3.00 preferred stock(a)                                             33,833       27,958        33,833       27,958
  Dilutive effect of exercise of options outstanding and other              737          285           586          445
                                                                      ---------    ---------     ---------    ---------
Total for computation of fully diluted earnings per share               370,164      386,493       366,246      383,583
                                                                      =========    =========     =========    =========
Fully diluted earnings per share:
  Income before extraordinary items                                   $     .38    $     .50     $    1.23    $    1.41
  Extraordinary gain(loss), net                                              --           --            --         (.08)
                                                                      ---------    ---------     ---------    ---------
    Fully diluted earnings(loss) per common share                     $     .38    $     .50     $    1.23    $    1.33
                                                                      =========    =========     =========    =========
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(a)  Convertible securities are not considered in the calculations if the effect of the conversion is anti-dilutive.
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